UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2025
__________________
Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On June 13, 2025, Arvinas, Inc. (the “Company”) announced data from preclinical studies of ARV-393, the Company's investigational PROteolysis TArgeting Chimera ("PROTAC") B-cell lymphoma 6 protein ("BCL6") degrader. These data were shared at the European Hematology Association ("EHA") 2025 Congress in Milan, Italy.
The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
The information in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
On June 13, 2025, the Company announced data from preclinical studies of ARV-393, the Company's investigational PROTAC BCL6 degrader. These data were shared at the EHA 2025 Congress in Milan, Italy. In these preclinical studies, ARV-393 demonstrated significant single-agent activity in a patient derived xenograft ("PDX") model of nodal T-follicular helper cell lymphoma, angioimmunoblastic-type ("nTFHL-AI", which is also known and referred to as "AITL") and PDX models of transformed follicular lymphoma ("tFL"). In addition, in these preclinical studies, in combination with oral small molecule inhibitors ("SMIs"), ARV-393 demonstrated enhanced antitumor activity, including tumor regressions, in cell line-derived xenograft ("CDX") models of high-grade B-cell lymphoma ("HGBCL") and aggressive diffuse large B-cell lymphoma ("DLBCL"). The Company believes these preclinical data potentially suggest the broad utility of ARV-393 across non-Hodgkin lymphoma subtypes with unmet need beyond DLBCL and provide a compelling rationale for considering combination strategies including chemotherapy-free approaches.
Key findings from the preclinical studies included:
•Single-agent ARV-393 significantly reduced tumor burden in peripheral blood, bone marrow and spleen in a systemic PDX model of nTFHL-AI derived from a patient who relapsed post chemotherapy.
•ARV-393 monotherapy treatment resulted in robust (≥95%) tumor growth inhibition ("TGI") in two PDX models of tFL.
•ARV-393 in combination with five (5) classes of SMIs targeting potentially cooperative oncogenic drivers (tazemetostat, palbociclib, everolimus, acalabrutinib, or venetoclax) demonstrated increased TGI in CDX models of HGBCL and aggressive DLBCL compared with the respective monotherapy treatments. Tumor regressions were observed when ARV-393 was combined with tazemetostat, palbociclib, acalabrutinib, or venetoclax.
•RNA sequencing studies carried out to further characterize downstream mechanism of action suggested that ARV-393 inhibits tumor cell cycle progression and promotes differentiation, driving antitumor activity and broad combinability in preclinical models.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding these preclinical data potentially suggesting the broad utility of ARV-393 across non-Hodgkin lymphoma subtypes with unmet need beyond DLBCL and providing a compelling rationale for considering combination strategies including chemotherapy-free approaches. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. The words "believe," and "potentially,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of various risks and uncertainties, including the important factors discussed the important factors discussed in the “Risk Factors” sections contained in the Company’s quarterly and annual reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views with respect to future events, and the Company assumes no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 13, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: June 13, 2025	By:	/s/ Andrew Saik
Andrew Saik Chief Financial Officer